                                  EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of July 23, 2000, between ELECTRONIC MEDICAL DISTRIBUTION, INC. d/b/a EMD.COM, a Delaware corporation (the "Company"), and DENEAN RIVERA (the "Executive").

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

         2.       Term.

                  (a) The "Initial Term" of the employment of the Executive by the Company as provided in Section 1 will commence on July 23, 2000 (the "Effective Date") and will terminate at 11:59 p.m. on July 22, 2003 (the "Expiration Date") unless extended or sooner terminated as hereinafter provided (such period, the "Employment Period").

                  (b) The "Employment Period" may be extended beyond the Initial Term by the mutual agreement of the parties in writing at least ninety (90) days prior to the end of the Initial Term (the "Extended Term").

                  (c) The "Business" of the Company shall be medical e-commerce online and provide physicians with internet medication management solutions.

         3.       Position, Duties and Responsibilities.

                  (a) Position. The Executive hereby agrees to serve as Vice President - Product Management of eMD.com reporting to the President of the Company.

                  Duties/Goals/Objectives:

                  - Working closely with the Sales and Information Technology Departments to maximize the utilization of the eMD.com product offering

                  - Work closely with the Sales Department in the sales effort to various healthcare organizations

                  - Work closely with the Information Technology Department to refine the usability of eMD.com's product

                  - Take responsibility for driving utilization in the physician's office

                  (b) Other Activities. Except with the prior written approval of the President (which the President may grant or withhold in his/her sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with or that might place her in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted: (i) to make any passive personal investments that are not in a business activity that is directly or indirectly competitive with the Company (ii) to participate in industry organizations, and (iii) to participate in charitable or educational activities.

                  (c) Present Outside Activities. Executive shall disclose to the President all outside activities, if any, in which she is involved and any apparent conflict of interest prior to the execution of this Agreement.

         4.       Compensation and Related Matters.

                  (a) Salary and Bonus. During the Employment Period, the Company shall pay the Executive a salary of one hundred fifty thousand dollars ($150,000.00) annually (the "Salary"). The Executive shall also be eligible for bonuses of up to 50% of the Executive's salary as may be determined in the sole discretion of the Board of Directors and/or the President. All Salary and bonuses to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.).

                  (b) Stock Options. In addition to the base salary and bonus, the Executive will be entitled to receive incentive stock options to purchase 90,000 shares of the Company's common stock which options shall be granted in accordance with the terms and conditions set forth in the Company's incentive stock option plan and stock option agreement. Such options shall have an exercise price of $4.67 per share and shall vest over a three-year period such that options to purchase 30,000 shares of such stock shall become exercisable on each July 23, 2001, July 23, 2002 and July 23, 2003.

                  (c) Vacation. During the Employment Period Executive shall be entitled to 20 days of vacation during each calendar year and shall not be cumulative, unless and until the Company changes its policy toward accumulation of vacation days for other employees of the Company in which case Executive's vacation days shall follow such policy of the Company. Unless and until such policy change at no time shall Executive be entitled to receive more than 20 days of vacation.

                  (d) Business Expenses. The Company will reimburse the Executive for reasonable bona fide business expenses (which shall include temporary living and commuting expenses) incurred on behalf of the Company in the ordinary course of business, provided, however, that the expense is otherwise deductible by the Company as an ordinary and necessary business expense for federal income tax purposes.

                  (e) Other Benefits. The Executive shall generally be entitled to participate in or receive health, long-term disability insurance, and similar benefits as the Company provides from time to time to its executives. The Executive shall cooperate with the issuance of a key man term life insurance policy for the benefit of the Company, if so requested by the Company.

                  (f) Withholding. All salary, bonus payments, stock option exercises, benefit payments and other payments due to Executive under this Agreement shall be paid in a manner consistent with the standard payroll practices of the Company. The Company may withhold from any payment any required taxes or other governmental withholdings, insurance or benefit payments and similar items.


         5.       Termination or Resignation.

                  (a) Termination. The Executive's employment hereunder shall or may be terminated and shall constitute a "Termination" under the following circumstances:

                           (i) Death. The Executive's employment hereunder shall terminate upon her death.

                           (ii) Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform her duties under this Agreement for more than 30 days during any 120-day period.

                           (iii) With Cause. The Company may terminate the Executive's employment hereunder for Cause. "Cause" shall mean (a) Executive's material breach of any of the terms of this Agreement, (b) Executive's conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, (c) Executive's repeated failure or refusal to follow the directives of the President; or (d) Executive's inappropriate business conduct that is directly related to Executive's activities on behalf of the Company that may cause material harm to the business interests of the Company.

                           (iv) By the Company for Any Other Reason. The Company may terminate the Executive's employment hereunder at any time for any reason other than the Executive's Death or Disability or for Cause.

                           (v) Resignation of Executive. The Executive may voluntarily resign her position and terminate her employment and Salary with the Company at any time, with or without cause, by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at least thirty (30) days and no more than sixty (60) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon written notice to the Executive.

                  (b) Notice of Termination by Company. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth, if applicable, in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean (i) if the Executive's employment is terminated by her death, the date of her death, (ii) if the Executive's employment is terminated by reason of her disability, the date of the opinion of the physician referred to in Section 5(a)(ii), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(a)(iii) above or without Cause pursuant to subsection 5(a)(iv) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(a)(v) above, the date of the Notice of Resignation.

                  (c) Terminability of Employment. Notwithstanding the Term of this Agreement and the annual salary to be paid to the Executive during her employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Executive specifically acknowledges and agrees that she is an employee at will. Subject to Section 6 hereof, the Executive hereby agrees that the Company may dismiss her under subsection 5(a) hereof. The Executive's employment with the Company may be terminated by the Company at any time by delivery of a Notice of Termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

                  (d) Termination Obligations. In exchange for the Company entering into the Agreement and payment of the Severance Payments provided for in Section 6(b), the Executive agrees that, at the time of her resignation or termination from the Company:

                           (i) The Executive will promptly return to the Company all personal property, both tangible and intangible, furnished to or prepared by the Executive in the course of or incident to her employment, the Executive hereby acknowledging and agreeing that such property belongs to the Company, such that following termination the Executive will not retain any written or other tangible material containing any proprietary information of the Company. "Personal property" includes, without limitation, all computers, cellular phones, company credit cards, access keys, books, manuals, records, reports, notes, contracts, lists and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company.

                           (ii) The Executive will tender her resignation from all offices and directorships then held with the Company; Executive, however, shall not be required to tender her resignation from the Board of Directors of the Company.

                           (iii) The Executive will execute a release acceptable to the Company of all liability of the Company, and its directors, officers, shareholders, employees, agents and attorneys, to the Executive in connection with or arising out of her employment with the Company, except with respect to any Severance Payments under
         Section 6(b) which may be payable to her under the terms of the Agreement.

                           (iv) The representations and warranties contained herein and the Executive's obligations under Sections 5(d), 7, 8, 10 and 16 through 19 shall survive termination of the Employment Period and the expiration of this Agreement.

         6. Compensation Upon Termination. Upon the occurrence of any of the events described in Section 5(a)(i) through 5(a)(v) of this Agreement, the Executive shall be entitled, unless otherwise provided herein, to the following remuneration in respect of such Termination (the "Severance Payments") for the period of time specified therein (the "Severance Period"):

                  (a) Death. If the Executive's employment shall be terminated pursuant to Section 5(a)(i), the Company shall pay the Executive's personal representative her Salary payable pursuant to
         Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (b) Disability. If the Executive's employment shall be terminated by reason of disability pursuant to Section 5(a)(ii), the Executive shall receive her Salary payable pursuant to Section 4(a) up to the Date of Termination and for 30 days thereafter; provided that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and her dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (c) Cause. If the Executive's employment shall be terminated for Cause pursuant to Section 5(a)(iii) hereof, the Company shall pay the Executive her Salary then payable pursuant to Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive and her dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (d) Voluntary Resignation. If the Executive terminates her employment with the Company pursuant to Section 5(a)(v) hereof, the Company shall have no obligation to compensate the Executive following the Date of Resignation, except for the payment of accrued and unpaid salary pursuant to Section 4(a) through the Date of Resignation. In any event, at the Executive's own expense, the Executive and her dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (e) Without Cause. If the Executive's employment shall be terminated Without Cause pursuant to Section 5(a)(iv) hereof during the period prior to July 23, 2001, the Company shall pay the Executive her Salary from the Date of Termination through July 22, 2001 in accordance with Section 4(a). If the Executive's employment shall be terminated Without Cause during the period from July 23, 2001 through the end of the Initial Term, she shall be entitled to receive a payment equal to the Salary remaining in the Initial Term at the Termination Date, multiplied by the ratio of months then remaining in the Initial Term divided by the number of months in the Initial Term.

         At the Executive's own expense, the Executive and her dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.


                  (f) Any Severance Payments made pursuant to this Section 6 shall be payable in accordance with the Company's regular payroll practices. The obligation of the Company to make the Severance Payments to the Executive is expressly conditioned upon the Executive complying and continuing to comply with her obligations and covenants under Sections 5(d), 7 and 8 of this Agreement following termination of her employment with the Company, which shall survive the expiration of the Initial Term and any extension thereof.


         7.       Confidentiality and Non-Solicitation Covenants.

                  (a) Confidentiality. The Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon Termination of her employment with the Company, all Confidential Information in her possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter, but prior to the Date of Termination, other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information disclosed to the Executive or known by the Executive as a consequence of or through her relationship with the Company, about the directors, officers, shareholders, customers, employees, investors, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to shareholder, customer or investor lists of the Company and any affiliate.

                  (b) Non-Solicitation. In addition, the Executive hereby agrees that during the Employment Period, and for a period of one (1) year thereafter, regardless of the reason or circumstances of Termination of employment with the Company, the Executive will not, either on her own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the sale or provision of services or the development or marketing of services as offered by the Company to its customers at the Date of Termination, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or become an investor in the Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, at any time during the six (6) months immediately preceding the Date of Termination, is or was an officer or employee of Company.

         8. Covenant Not to Compete. The Executive agrees that during the Employment Period she will devote full-time to the business of the Company and not engage in any type of business which engages in the medical internet, online pharmacy and information services or any other related businesses, including but not limited to all aspects of the Business. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue her existing business investments and activities and may pursue additional business investments; provided that the Executive may not serve as a director or officer of any public company resulting from such business investments if such public company is in competition with the Company. The Executive agrees that, from the end of the Employment Period through a one (1) year period thereafter, he shall not, within the Protected Territory (as defined hereinafter), (i) invest in, manage, consult or participate in any way in any other business in competition with the Business (in either an active or passive manner), (ii) participate in or advise any business which has business activities similar to the Business are a relevant business segment, or (iii) act for or on behalf of any business that intends to enter or participate in any business which has any business activities similar to the Business, in each case unless the independent members of the Company's Board determines that such action is in the best interests of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in the development or operation of a medical internet site in the Protected Territory; provided that the Executive does not own (together or separately or through her affiliates) more than five percent (5%) of any company (other than the Company) engaged in a business which is competitive with the Business of the Company within the Protected Territory. In addition, the Executive shall not invest (directly or indirectly) in any competitive business operating within the Protected Territory unless the independent members of the Company's Board determines that such an investment is in the best interests of the Company. For purposes of this Agreement, the "Protected Territory" shall mean that area within a one hundred (100) mile radius of the principal offices of the Company at the Date of Termination.

9. Indemnity on Non-Compete. Executive hereby indemnifies the Company for any and all liabilities that should arise from Executive's prior employments and consulting, including necessary legal costs for Company to defend such matters.

10. Injunctive Relief and Enforcement. In the event of breach by either party of the terms of Sections 5, 6, 7 or 8, if the non-breaching party believes it is suffering irreparable injury, then the non-breaching party shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the breaching party and to enjoin the breaching party from any further violation of the Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The parties acknowledge, however, that the remedies at law for any breach of the provisions of Sections 5, 6, 7 or 8 may be inadequate. In addition, in the event the covenants set forth in Sections 5, 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area, by reason of being too restrictive or expansive, or by constituting an unlawful restraint of trade in any other respect, each such covenant shall be interpreted to extend over the maximum period of time and over a maximum geographical area for which it may be enforceable, and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

         11. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with written confirmation of transmission and receipt, three (3) days after deposit in the U.S. mail, first class, with adequate postage thereon, or one (1) day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

         If to the Executive:               Denean Rivera
                                            4410 Quail Ridge Way
                                            Norcross, GA  30092


         If to the Company:                 eMD.com
                                            5655 Peachtree Parkway
                                            Norcross, Georgia 30092
                                            Attention: President


         With a copy to:                    eMD.com
                                            5655 Peachtree Parkway
                                            Norcross, Georgia 30092
                                            Attention: General Counsel

         or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt as provided above.

         12. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5, 7 or 8 hereto shall for any reason be held by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area, by reason of being too restrictive or expansive, or by constituting an unlawful restraint of trade in any other respect, then such covenant shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

         13. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

         14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         16. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia (without reference to the choice of law provisions of Georgia), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         17. Dispute Resolution. Absent any irreparable injury being suffered by the Company entitling the Company to seek injunctive relief against the Executive pursuant to Section 10 hereof, in the event there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree to the following procedures:

                  (a) Within thirty days after notice from a party of any dispute, the parties shall meet and attempt to resolve such dispute informally with or without a mediator as the parties mutually agree;

                  (b) If the parties are unable to resolve the dispute informally, then either party may institute a lawsuit in the federal or state courts in Gwinnett County, Georgia. The parties agree that the federal and state courts of Gwinnett County, Georgia shall have sole jurisdiction over such disputes and each parties expressly consents to the personal jurisdiction of such courts and expressly waives all defenses of lack of personal jurisdiction and inconvenient forum.

         18. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of the Company.

         19. Board Approval. In any case in which this Agreement provides for the approval, review or determination of the Board in connection with the Executive's compensation, benefits, termination or compliance with restrictive covenants herein expressed, then such approval, review or determination shall be deemed a "Director's conflicting interest transaction", subject to the procedures required by O.C.G.A. ss. 14-2-860 et seq.

         20. The Executive's Acknowledgment. The Executive acknowledges he has had the opportunity to consult with independent counsel of her own choice concerning this Agreement, and he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on her own judgment.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.


ELECTRONIC MEDICAL DISTRIBUTION
D/B/A EMD.COM

By:
      ---------------------------------

Title:                                                 Date:
      ---------------------------------                       ------------------

EXECUTIVE



-------------------------------------
Denean Rivera                                          Date:
                                                             -------------------


                                                       Date:
-------------------------------------                        -------------------
Witness